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                                                                    EXHIBIT 99.2


                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT, dated as of May 1, 2000 (this "Agreement"), is made by and among INTERCOASTAL TRADING COMPANY, INC., an Ohio corporation ("Seller"), KEITH MILLS, a resident of the State of Kentucky, and WILLIAM SNEDEGAR, a resident of the State of Ohio (the "Shareholders"), PROBEX CORP., a Colorado corporation ("Probex"), and PROBEX FLUIDS RECOVERY, INC., a Delaware corporation and wholly-owned subsidiary of Probex ("Buyer").

                             W I T N E S S E T H:

         WHEREAS, Seller owns assets relating to its business of collecting, purchasing, selling, delivering and marketing of used petroleum products (the "Business"); and

         WHEREAS, Seller desires to sell and Buyer desires to purchase, effective as of 12:01 a.m. May 1, 2000 (the "Effective Time"), substantially all of the tangible and intangible assets of the Business on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions contained in this Agreement, and intending to be legally bound, and on the terms and subject to the conditions set forth in this Agreement, the parties agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

         1.1 Defined Terms. When used in this Agreement, the following terms shall have the meanings specified:

                  "Accounts Receivable" shall mean sums due and owing for petroleum products in transit from Seller to customers of Seller, including but not limited to, invoiced shipments.

                  "Act" shall have the meaning set forth in Section 2.8.

                  "Agreement" shall mean this Asset Purchase Agreement, together with all schedules and exhibits attached hereto, as the same may be amended from time to time in accordance with the terms of this Agreement.

                  "Alternative Transaction" shall have the meaning set forth in
Section 6.13.

                  "Assumed Obligations" shall have the meaning set forth in
Section 2.6(a).

                  "Audited Financial Statements" shall mean (a) Seller's audited balance sheets and statements of income, changes in shareholders' equity and cash flow as of and for the fiscal years ended December 31, 1997, 1998 and 1999, and (b) Seller's audited balance sheet and statements of income, changes in shareholders' equity, and cash flow as of and for the four months and twelve months ended April 30, 2000.


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                  "Backlog" shall have the meaning set forth in Section 2.1(k).

                  "Buyer Employees" shall have the meaning set forth in Section 10.1.

                  "Buyer Indemnified Party" shall have the meaning set forth in
Section 9.2(a).

                  "Buyer's Losses" shall have the meaning set forth in Section 9.2(a).

                  "Closing" shall have the meaning set forth in Section 3.1.

                  "Closing Amount" shall have the meaning set forth in Section 2.4.

                  "Closing Date" shall mean the later of (i) May 1, 2000, and
(ii) the date that is the first business day after satisfaction or waiver of the latest to occur of the conditions set forth in Articles VII and VIII of this Agreement, unless a different date is agreed to in writing by the parties.

                  "Closing Time" shall mean 12:01 a.m. on the Closing Date.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Contracts" shall have the meaning set forth in Section
2.1(g).

                  "Effective Time" shall mean 12:01 a.m. on May 1, 2000.

                  "Employee" shall have the meaning set forth in Section
4.15(a).

                  "Employee Agreements" shall have the meaning set forth in
Section 4.16(a).

                  "Employee Benefit Plan" shall mean any plan, fund, program, policy, arrangement, contract or commitment, whether or not qualified for federal income tax purposes, whether or not funded, whether formal or informal, and whether for the benefit of a single individual or more than one individual.

                  "Employee Plan" shall have the meaning set forth in Section 4.16(a).

                  "Employment Agreements" shall have the meaning set forth in
Section 10.3.

                  "Environmental laws" shall have the meaning set forth in
Section 4.20.

                  "Equipment" shall have the meaning set forth in Section
2.1(e).

                  "Equipment Leases" shall have the meaning set forth in Section 2.1(f).


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                  "Exchange Act" shall have the meaning set forth in Section
4.29(c).

                  "Excluded Assets" shall have the meaning set forth in Section 2.1.

                  "Excluded Contracts" shall have the meaning set forth in
Section 2.1.

                  "Excluded Obligations" shall have the meaning set forth in
Section 2.6(b).

                  "Financial Statements" shall mean the Preliminary Financial Statements and the Audited Financial Statements, collectively.

                  "GAAP" shall mean those generally accepted accounting principles which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied.

                  "Intellectual Property" shall have the meaning set forth in
Section 4.11(a).

                  "Inventory" shall mean all petroleum products held by Seller in its storage tanks, tanker trucks, rail cars, barges and other storage vessels, other than petroleum products that represent Accounts Receivable.

                  "Key Employees" shall have the meaning set forth in Section 3.2(f).

                  "Law" shall mean any federal, state, local or other law or governmental requirement of any kind, whether legislatively, judicially or administratively promulgated, and any rules, regulations and orders promulgated thereunder.

                  "Legal Requirements" shall have the meaning set forth in
Section 4.28.

                  "Licenses and Permits" shall have the meaning set forth in
Section 2.1(l).

                   "Material Adverse Effect" shall mean a material and adverse effect on the financial condition, assets, liabilities, business, property or prospects of Seller, the Purchased Assets, the Contracts, Buyer and/or Probex, as applicable.

                  "Non-Assignable Contracts" shall have the meaning set forth in
Section 2.2.

                  "Non-Compete Agreement" shall have the meaning set forth in
Section 3.2(g).

                   "PPI Agreement" shall have the meaning set forth in Section 7.6.

                  "Preliminary Financial Statements" shall mean the draft financial information relating to Seller as of December 31, 1999, prepared by Ernst & Young, LLP and delivered to Buyer on or about March 31, 2000.


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                  "Probex Share Price" shall have the meaning set forth in
Section 2.4.

                  "Probex Stock" shall have the meaning set forth in Section
2.4.

                  "Purchased Assets" shall have the meaning set forth in Section 2.1.

                  "Purchase Price" shall have the meaning set forth in Section 2.4.

                  "Real Property" shall have the meaning set forth in Section 2.1(d).

                  "Related Party" shall have the meaning set forth in Section 4.24.

                  "Records" shall have the meaning set forth in Section 2.1(j).

                  "SEC" shall have the meaning set forth in Section 4.29(c).

                  "Seller's Floor" shall have the meaning set forth in Section 9.2.

                  "Seller Indemnified Party" shall have the meaning set forth in
Section 9.3(a).

                  "Seller's Losses" shall have the meaning set forth in Section 9.3(a).

                  "Shareholders" shall mean William Snedegar and Keith Mills, who are the sole shareholders of Seller.

                  "Taxes" shall have the meaning set forth in Section 4.19.

                  "Technology" shall have the meaning set forth in Section 4.32.

                  "Third Party Intellectual Property" shall have the meaning set forth in Section 4.11(a).


                                   ARTICLE II
                                PURCHASE AND SALE

         2.1 Commitment to Sell and Assign. Upon the terms and subject to the conditions set forth in this Agreement, Seller shall sell, transfer, assign, convey and deliver to Buyer all of the assets, properties, interests, business, goodwill, claims and other rights of Seller (other than the Excluded Assets) relating to the Business of every kind and nature whatsoever, tangible or intangible, vested or unvested, contingent or otherwise, real, personal or mixed, and wherever located, whether or not reflected on the books and records of Seller and whether or not described in this Agreement or in any of the schedules hereto, as such existed as of the date hereof, together with additional assets acquired from the date hereof to the Closing Date, including, without limitation, all right, title and interest of Seller in and to the following specified assets, properties and rights (collectively, the "Purchased Assets"):


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                  (a) All Intellectual Property, including, but not limited to, that set forth on Schedule 2.1(a) and the use of the name "Intercoastal Trading Company, Inc.," including the goodwill attached to such name, and the trade names and marks descriptive and associated with such name.

                  (b) All of Seller's rights to use the Third Party Intellectual Property, including, but not limited to, those set forth on Schedule 2.1(b).

                  (c) [Intentionally omitted]

                  (d) All real property and leases, including capitalized leases, for real property owned, used or leased by Seller in connection with the Business, including those set forth on Schedule 2.1(d) ("Real Property").

                  (e) All fixed assets, furniture, property, equipment, fixtures, leasehold improvements, tools, machinery, office equipment, plant and other tangible personal property related to or used in connection with the Business or located at Seller's place of business, including, without limitation, those set forth on Schedule 2.1(e) (the "Equipment").

                  (f) Seller's interest under those certain equipment leases pertaining to the Business and set forth on Schedule 2.1(f) (the "Equipment Leases").

                  (g) Seller's interest in all personal property leases, rental agreements, sales and purchase orders and acknowledgments, permits, customer license and maintenance agreements, third party product agreements, third party supply agreements and any and all other contracts or binding agreements relating to the Business, including, but not limited to, those set forth on Schedule 2.1(g) (the "Contracts") and all of Seller's interests (including rights to refund and offset), privileges, claims, causes of action and options relating to the Contracts or any portion thereof; provided, however, that each of the Excluded Contracts shall be retained by Seller and shall not be considered a "Contract" hereunder, but shall constitute an Excluded Asset, as defined below.

                  (h) [Intentionally omitted]

                  (i) Prepaid expenses or advances to third parties relating to the Business, including, but not limited to, lease deposits and maintenance agreements as set forth on Schedule 2.1(i).

                  (j) Except as set forth below, all business, accounting and financial records, property records, contract records, personnel records, correspondence, files, books and documents of Seller relating to the Business, including, but not limited to, sales, marketing and advertising data and materials, customer and mailing lists of any and all types, vendor and customer invoices, credit reports, billing records, service records, software and related documentation, artwork, photographs, manuals and teaching aids, engineering, maintenance and production records (the "Records").


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                  (k) All of Seller's backlog related to the conduct of the
business or operations of the Business, as of the Closing Time, of unfilled firm orders for products manufactured or sold or services provided by Seller related to the business or operations of the Business, including, but not limited to, that set forth on Schedule 2.1(k) (the "Backlog").

                  (l) All of Seller's licenses and permits required for the operation of the Business and the operation of the Purchased Assets or used by Seller, including, but not limited to, those set forth on Schedule 2.1(l) (the "Licenses and Permits").

                  Notwithstanding the foregoing, however, the Purchased Assets shall not include any cash, Accounts Receivable, and any contract or agreement relating to the Business designated on Schedule 2.1(m) which Probex and Buyer are unwilling to assume (the "Excluded Contracts") and general books of account and books of original entry that comprise Seller's or the Business' permanent accounting or tax records and books and records that Seller is required to retain pursuant to any statute, rule or regulation; provided, however, Buyer shall be entitled to a description of, and to the extent available, copies of, all the foregoing (collectively referred to as the "Excluded Assets"). All Excluded Assets are listed on Schedule 2.1(n).

         2.2 Non-Assignable Contracts. In the case of any Real Property mortgages, leases, Contracts or Equipment Leases which by their terms or by virtue of their subject matter are not assignable without the consent of a third party (collectively, the "Non-Assignable Contracts," all of which are listed on Schedule 2.2), Seller will use its best efforts to obtain, prior to the Closing Time, any written consents necessary to convey to Buyer the benefit thereof. Buyer shall cooperate with Seller, in such manner as may be reasonably requested and at Seller's expense, in connection therewith, provided that Buyer shall not be obligated to agree to pay any consideration or increase the consideration payable under any such Non-Assignable Contract or to make any other agreement that would affect adversely in any other way the economics for Buyer under such Non-Assignable Contract, or would make the obligations intended to be assumed by Buyer thereunder more burdensome. Seller shall inform Buyer from time to time prior to the Closing Time of Seller's receipt from any such third party of confirmation of such third party's refusal to grant its consent to any such assignment. Nothing in this Agreement shall be construed as an attempt or an agreement to assign or cause the assignment of any Non-Assignable Contract included in the Purchased Assets which is in law nonassignable without the consent of the other party or parties thereto, unless such consent shall have been given. Notwithstanding the foregoing, in the event that any third party to a Non-Assignable Contract has not consented to an assignment thereof to Buyer for any reason, then Buyer shall have no liability or obligation to Seller, such third party or any other party with respect to such Non-Assignable Contract, and if any Non-Assignable Contract is not assigned to Buyer for any reason and Buyer considers in its sole judgment that such Non-Assignable Contract is material to the business to be conducted by Buyer after the Closing Date then, at Buyer's option, Buyer shall have no obligation to consummate its purchase hereunder. In the event that Buyer consummates its purchase hereunder and any Non-Assignable Contract has not been assigned to Buyer for any reason then either (i) Buyer and Seller shall negotiate in good faith to adjust the Purchase Price (as defined herein) based on such event and/or (ii) Buyer and Seller shall cooperate in good faith


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with the other party in any reasonable arrangement necessary or desirable to provide Buyer the benefits of such Non-Assignable Contract.

         2.3 Commitment to Purchase and Accept. Upon the terms and subject to the conditions set forth in this Agreement, Buyer shall purchase, accept and acquire the Purchased Assets, free and clear of all liens, claims and encumbrances whatsoever (except as set forth in Section 4.4), and in full payment for such purchase shall pay, or cause to be paid, to Seller the purchase price pursuant to Section 2.4.

         2.4 Purchase Price. The purchase price for the Purchased Assets (the "Purchase Price") shall be an amount equal to the sum of: (i) $600,000 in cash, which shall be paid at the Closing (the "Closing Amount"); plus (ii) $500,000 of the common stock, no par value per share, of Probex (the "Probex Stock") valued at $1.875 per share (the "Probex Share Price"). The Purchase Price shall be payable to Seller as follows:

                  (a) At the Closing, Buyer or Probex shall pay to Seller the Closing Amount by certified check or bank cashier's check, or by wire transfer of immediately available funds.

                  (b) At the Closing, Probex shall issue an aggregate of 266,667 shares of Probex Stock to the Shareholders, of which 66,666 shares will be fully vested at the Closing, and the remainder of which shall vest in the amount of 66,667 shares on each of the first, second and third anniversaries of the Closing Date. Such shares shall be allocated to the Shareholders in the amounts set forth on Schedule 2.4(b).

                  (c) Until the shares of Probex Stock have vested, such shares shall be subject to forfeiture in the event of a breach by Seller of its obligation to pay any indemnification obligations as set forth in Section 9.2(c). Subject to the foregoing, the holder of the Probex Stock shall be entitled to vote its shares of the Probex Stock and to collect and receive all dividends and distributions paid in respect of the Probex Stock. Until the shares of Probex Stock have vested, however, the holders of the Probex Stock shall not sell, assign, transfer, pledge, or otherwise encumber any of their right, title or interest in or to the Probex Stock.

         2.6 Liabilities.

                  (a) Buyer shall assume the liabilities of Seller shown on the audited balance sheet of Seller as of December 31, 1999, including, but not limited to, the following, but in no event in an aggregate amount in excess of the aggregate value of such liabilities shown on such balance sheet, and except for those items set forth in Section 2.6(b) or incurred by Seller thereafter in the ordinary course of business consistent with past practice (the "Assumed Obligations"):

                           (i) obligations under the Contracts;

                           (ii) liabilities arising on and after the Closing
Date (except as otherwise set forth in this Agreement) under the Contracts, Real Property, the Equipment, the Equipment Leases and other assets included in the Purchased Assets;


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                           (iii) liabilities for accounts payable and accrued
and unpaid expenses of the Business incurred in the ordinary course of business (other than accounts payable relating to the Accounts Receivable), including, with respect to Buyer Employees (as defined below), employment costs relating to facts and circumstances arising on or after the Closing Date;

                           (iv) insurance claims made on or after the Effective
Time relating to the Purchased Assets or Assumed Obligations;

                           (v) liabilities arising from the ownership of the
Purchased  Assets on and after the Closing Date;

                           (vi) liabilities relating to all causes of action and
other claims which a third party may assert in respect of any of the Purchased Assets (but only to the extent such causes of action or claims relate to liabilities assumed hereunder); and

                  (b) Seller shall retain and Buyer shall not assume any liabilities or obligations (other than the Assumed Obligations) of Seller with respect to the Business, whether known or unknown, fixed or contingent, including, without limitation, the following obligations or liabilities (the "Excluded Obligations"):

                           (i) obligations and liabilities  arising out of or
relating to the Excluded Assets, including any accounts payable, obligations and liabilities relating to the Accounts Receivable;

                           (ii) liabilities of Seller for Taxes (as defined in
Section 4.19) not shown on the Financial Statements accruing prior to the Effective Time and Taxes relating to the conduct of the Business prior to the Effective Time;

                           (iii) liabilities of Seller relating to any Employee
(as defined in Section 4.15) not shown on the Financial Statements or arising under or pursuant to any Employee Plan or Employee Agreement (as such terms are defined in Section 4.16), including without limitation all liabilities relating to the employment by Seller of any employee, agent, contractor or consultant, or the termination of such employment prior to the Closing Date and all liabilities and responsibilities for compliance with the requirements of Section 4980B of the Code (COBRA) through the Closing Date, which includes any terminations of employment that occur on such date as a result of this transaction;

                           (iv) other liabilities of the Business not expressly
included in the Assumed Obligations, including, without limitation, all liabilities of Seller in connection with the Business arising under or pursuant to Environmental Laws (as defined in Section 4.20) arising from events occurring prior to the Closing Date;

                           (v) all overdrafts; and


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                           (vi) the liabilities set forth on Schedule 2.6(b).

         2.7 Power of Attorney. Effective on the Closing Date, Seller hereby constitutes and appoints Buyer and its successors, legal representatives and assigns the true and lawful attorneys of Seller, with full power of substitution, in the name of Seller or Buyer, but on behalf of and for the benefit of Buyer and its successors, legal representatives and assigns: (a) to demand and receive from time to time any and all of the Purchased Assets and to make endorsements and give receipts and releases for and in respect of the same and any part thereof; (b) to institute, prosecute, compromise and settle any and all proceedings at law, in equity or otherwise that Buyer and its successors, legal representatives or assigns may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Purchased Assets; (c) to defend any or all actions, suits or proceedings in respect of any of the Purchased Assets; and (d) to do all such acts and things in relation to the matters set forth in the preceding clauses (a) through (c) as Buyer and its successors, legal representatives or assigns shall deem desirable. Seller hereby agrees that the appointment hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable by it in any manner or for any reason. After the Closing Date, Buyer shall have the right to receive and open all mail, packages and other communications addressed to Seller and relating to the Purchased Assets, and Seller agrees promptly to deliver to Buyer any such mail, packages or other communications received directly or indirectly by Seller. Buyer shall promptly deliver to Seller all mail, packages and other communications received by it which relate to Seller but do not relate to the Purchased Assets.

         2.8 Probex Stock. The Probex Stock shall not be registered under the Securities Act of 1933, as amended (the "Act"), and as such shall constitute "restricted securities" within the meaning of Rule 144 under the Act and the Probex Stock shall be available for sale in the public market only in compliance with Rule 144. The Probex Stock shall bear a legend substantially as follows:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFICATION UNDER THE STATE ACTS OR EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS (INCLUDING, IN THE CASE OF THE SECURITIES ACT, THE EXEMPTION AFFORDED BY RULE 144). UNLESS WAIVED BY PROBEX CORP., PROBEX CORP. SHALL BE FURNISHED WITH AN OPINION OF COUNSEL OPINING AS TO THE AVAILABILITY OF EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION AS A PRECONDITION TO ANY SUCH TRANSFER.


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         In addition, so long as the shares of Probex Stock have not vested, such shares shall bear a legend substantially as follows:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO THAT CERTAIN ASSET PURCHASE AGREEMENT BY AND BETWEEN THE ISSUER AND PETROLEUM PRODUCTS, INC. DATED AS OF MAY 1, 2000. SUCH SHARES ARE SUBJECT TO FORFEITURE UPON THE OCCURRENCE OF CERTAIN BREACHES OR DEFAULTS OF COVENANTS SET FORTH IN SUCH AGREEMENT AND OTHER AGREEMENTS ENTERED INTO IN CONNECTION THEREWITH. CONSEQUENTLY, THIS CERTIFICATE AND THE SHARES REPRESENTED BY SUCH CERTIFICATE MAY NOT BE TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ENCUMBERED WITHOUT THE PRIOR WRITTEN CONSENT OF THE ISSUER.

         At such time that the shares of Probex Stock shall be fully vested, and there shall be no pending claim for forfeiture thereof pursuant to Section 9.2(c), Probex shall cause such legend to be removed from the certificates representing such shares.


                                   ARTICLE III
                                     CLOSING

         3.1 Closing. The consummation and closing of the transactions contemplated in this Agreement (the "Closing") shall be held at 9:00 a.m. local time on the Closing Date at the offices of Thomas E. Baxter, 150 W. Wilson Bridge Road, Suite 101, Worthington, Ohio unless the parties otherwise agree. All transactions occurring at the Closing shall be deemed to have occurred simultaneously as of the Closing Time, and no one transaction shall be complete until all transactions have been completed.

         3.2 Seller's Deliveries at Closing. Seller and the Shareholders, as applicable, shall at the Closing execute and deliver, or cause to be executed and delivered, to Buyer and/or Probex, as appropriate, the following:

                  (a) a Bill of Sale conveying in the aggregate all of the Equipment, Intellectual Property and Records, and any other personal property included in the Purchased Assets, substantially in the form attached as Exhibit C;

                  (b) [Intentionally omitted]

                  (c) [Intentionally omitted]

                  (d) an Assignment and Assumption Agreement, substantially in the form attached as Exhibit D, with respect to the Equipment Leases and Contracts;


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                  (e) [Intentionally omitted]

                  (f) the Employment Agreements with those individuals set forth on Schedule 3.2(f) (the "Key Employees"), substantially in the form attached hereto as Exhibit E;

                  (g) the Non-Disclosure, Assignment of Developments, Non-Solicitation and Non-Competition Agreement (the "Non-Compete Agreement") with the Shareholders and Key Employees, substantially in the form attached hereto as Exhibit F;

                  (h) an estoppel and consent certificate (dated not more than 30 days prior to the Closing Date) from each landlord under a Real Property lease reasonably acceptable in form to Buyer;

                  (i) a nondisturbance agreement and an assignment of each Real Property lease conveying title to each Real Property lease in accordance with this Agreement in a form reasonably acceptable to Buyer;

                  (j) assignments, each in form satisfactory to Buyer, of all Intellectual Property from Seller to Buyer and rights to all Third Party Intellectual Property (together with written consents of the owners thereof to such assignment and use) (other than the Excluded Contracts);

                  (k) all consents that are required from parties to the Non-Assignable Contracts;

                  (l) true, correct and complete copies of Seller's Certificate of Incorporation and all amendments thereto, duly certified as of a recent date by the Secretary of State of Ohio;

                  (m) a certificate of the Secretary of State of Ohio, dated as of a recent date, duly certifying as to the existence and good standing of Seller as a corporation under the laws of Ohio;

                  (n) a certificate duly executed by an officer of Seller that certifies (i) the due adoption by the directors and by the Shareholders of Seller of corporate resolutions attached to such certificate authorizing the transactions and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; and (ii) that the copy of the Bylaws of Seller attached to such certificate is a true and correct copy of such Bylaws and that such Bylaws have not been amended except as reflected in such copy;

                  (o) a certificate duly executed by an officer of Seller, dated as of the Closing Date, that certifies that the representations and warranties of Seller contained in this Agreement are true and correct as of the Closing Date and that Seller has performed and complied with all covenants and conditions required by this Agreement to be performed and complied with by any of them at or prior to Closing;


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                  (p) original copies of all Real Property mortgages, deeds of trust, leases, Contracts and Equipment Leases and all amendments, supplements or modifications thereto;

                  (q) all of Seller's books and records constituting a part of the Purchased Assets, including, without limitation, the Records;

                  (r) possession or constructive possession of the Purchased Assets;

                  (s) such documents necessary to release the Purchased Assets from all liens, claims and encumbrances not expressly assumed hereunder;

                  (t) supplements to the Schedules hereto showing any changes thereto which have occurred between the date of this Agreement and the Closing Date;

                  (u) the opinion of Seller's counsel substantially in the form of Exhibit G;

                  (v) fully executed articles of amendment to Seller's articles of incorporation, in form and substance satisfactory to Buyer and Probex, changing the name of Seller to a name that is not confusingly similar to "Petroleum Products, Inc." or "Intercoastal Trading Company, Inc."; and

                  (w) such other agreements, documents and/or instruments, including such specific releases, assignments, bills of sale and other instruments of conveyance and transfer, in form and substance acceptable to Buyer, Probex and their counsel, as may be necessary to transfer, convey and deliver the Purchased Assets from Seller to Buyer and to vest in Buyer title thereto free and clear of all liens, claims and encumbrances (except as set forth in Section 4.4).

         3.3 Probex and Buyer's Deliveries. Buyer and Probex, as applicable, shall at the Closing execute and deliver to Seller the following:

                  (a) the Closing Cash Amount;

                  (b) [Intentionally omitted]

                  (c) the Probex Stock;

                  (d) [Intentionally omitted]

                  (e) the Employment Agreements;

                  (f) the Non-Compete Agreements;

                  (g) [Intentionally omitted]


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

                  (h) certificates duly executed by the Secretary or Assistant Secretary of both Probex and Buyer that certify to the extent necessary (i) the due adoption of the Board of Directors of both of corporate resolutions attached to such certificate authorizing the transactions and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; and (ii) that the copy of the Bylaws of both attached to such certificate is a true and correct copy of such Bylaws and that such Bylaws have not been amended except as reflected in such copy; and

                  (i) certificates duly executed by the Secretary or Assistant Secretary of Buyer and Probex, dated as of the Closing Date, that certifies that the representations and warranties of Buyer and Probex contained in this Agreement are true and correct as of the Closing Date and that Buyer and Probex have performed and complied with all covenants and conditions required by this Agreement to be performed and complied with by it at or prior to Closing.


                                   ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDERS

         Seller and the Shareholders hereby jointly and severally represent and warrant to Buyer and Probex as follows:

         4.1 Organization and Authority of Seller. Seller is a corporation validly existing and in good standing under the laws of the State of Ohio and has full power to enter into and perform its obligations under this Agreement and under all other agreements, documents and/or instruments to be executed and/or delivered by Seller pursuant to or in connection with this Agreement. Seller has full power to own, operate and/or hold under lease the Purchased Assets as, and in the places where, such properties and assets now are owned, operated or held.

         4.2 Authorization; Enforceability. The execution, delivery and performance by Seller of this Agreement and of all of the agreements, documents and/or instruments to be executed and/or delivered by Seller pursuant to or in connection with this Agreement have been duly authorized by all necessary action of Seller. This Agreement is, and the other agreements, documents and instruments required hereby will be, when executed and delivered by the parties hereto, the valid and binding obligations of Seller and the Shareholders, enforceable against Seller and the Shareholders in accordance with their respective terms.

         4.3 No Violation or Conflict by Seller. The execution, delivery and performance of this Agreement by Seller and the Shareholders does not and will not violate, conflict with or result in the creation or imposition of any lien, charge or encumbrance under any Law, judgment, order or decree binding on Seller or the Articles of Incorporation or the Bylaws of Seller, or any contract or agreement to which Seller is a party or by which Seller or any of the Purchased Assets are bound.

         4.4 Title to Assets. Seller has good and marketable title to all of the Purchased Assets owned or purported to be owned by Seller pursuant to the Schedules hereto and a good and valid leasehold interest in all property leased by Seller and used in connection with the Business, in each case free and clear of all liens, claims and encumbrances (except as set forth in this Section 4.4). Upon delivery of the Purchased Assets at the Closing, good and valid title to the Purchased Assets, free and clear of all mortgages, liens, claims, pledges, security interests or other encumbrances, will pass to Buyer.

         4.5 Inventory and Accounts Receivable. The description of the Inventory contained in Schedule 4.5 is complete and accurate as of the Effective Time. Since December 31,1999 there have been no material changes to the Inventory, other than changes in the ordinary course of business. The description of the Accounts Receivable contained in Schedule 2.1(m) is complete and accurate as of the Effective Time. The Accounts Receivable constitute all of the Accounts Receivable of the Business related to the Purchased Assets. Such Accounts Receivable were generated in the ordinary course of the Business. There is not and will not be any liability of Seller for any refunds, allowances or returns in respect of products imported, marketed, sold, distributed or shipped by or for the account of Seller on or prior to the Closing Date.

         4.6 No Litigation. Except as described on Schedule 4.6, there are no actions at law or in equity, or arbitration proceedings, or claims or investigations of which Seller has received notice, pending or to Seller's knowledge threatened, or state of facts existing, which gives Seller any reasonable basis to anticipate any such action, proceeding, claim or investigation which could have a Material Adverse Effect. There are no proceedings, pending or to Seller's knowledge threatened, against Seller and related to the Business by or before any governmental board, department, commission, bureau, instrumentality or agency (including, but not limited to, any federal, state, or local governmental agency or body concerned with environmental protection or pollution control, civil rights, labor or discrimination, safety or health, zoning or land use), or state of facts existing which gives Seller any reasonable basis to anticipate any such proceeding; and Seller's ownership and operation of the Business is not in violation of any order, decree or judgment of any court or arbitration tribunal or governmental board, department, commission, bureau, instrumentality or agency.

         4.7 Financial Statements. The Financial Statements (a) were prepared in accordance with the books of account and records of Seller, (b) are true, correct and complete and present fairly the financial position and results of operations of the Business as of the dates and for the periods indicated therein, (c) make full and adequate disclosure of, and provision for, all obligations and liabilities of the Business as of the dates thereof, and (d) were prepared in conformity with generally accepted accounting principles applied on a consistent basis.

         4.8 Liabilities and Obligations. The Financial Statements reflect all liabilities of Seller relating to the Business, accrued, contingent or otherwise (known or unknown and asserted or unasserted), arising out of transactions effected or events occurring on or prior to the date of such Financial Statements. All reserves shown in the Financial Statements are appropriate, reasonable and sufficient to provide for the losses contemplated thereby. Seller is not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any person, corporation, association, partnership, joint venture, trust or other entity which relates to or effects the Business.

         4.9 Real Property. The Real Property listed on Schedule 2.1(d) is the only property of similar type used by Seller in the Business. Seller has legal title to the Real Property owned in fee and is capable of conveying the Real Property owned in fee to Buyer by general warranty deed. Seller's interest in the Real Property is subject to no liens, claims or encumbrances, except for those set forth in Schedule 4.9. True and correct copies of all instruments conveying Real Property or otherwise evidencing ownership thereof, including, without limitation, mortgages, deeds of trusts, deeds, contracts in lieu of deed, purchase contracts, or leases ("Conveyance Instruments"), have been delivered to Buyer by Seller. Subject to the terms of the respective Real Property, Seller has a valid and subsisting title or leasehold estate in and the right to quiet enjoyment to the property subject thereto for the respective Real Property (for the full term of Real Property leases). The Conveyance Instruments are in full force and effect and are enforceable in accordance with their respective terms, except as such enforceability may be subject to or limited by bankruptcy, insolvency, reorganization or other similar Laws affecting the enforcement of creditors' rights generally. Seller has not assigned, pledged, mortgaged, hypothecated or otherwise transferred any Real Property. Seller has not sublet all or any portion of any property subject to a Real Property lease. Seller has not received any written notice of default under any Conveyance Instrument, and to Seller's knowledge there is no material default under any Conveyance Instrument, and no event has occurred or failed to occur which, with the giving of notice or the passage of time, or both, would constitute a material default under any Conveyance Instrument. No portion of any parcel of real property subject to a Conveyance Instrument is located in an area designated as a flood zone by any governmental entity. All facilities and improvements on any Real Property or subject to any Real Property lease are adequate and suitable for the conduct of the Business and are in good working order and condition, ordinary wear and tear excepted, and are supplied with utilities and other services necessary for their operation in connection with the Business.

         4.10 Personal Property; Inventories.

                  (a) Schedule 2.1(e) sets forth a description of all Equipment owned by Seller and used in connection with the Business, and separately sets forth all Equipment (other than Excluded Assets) (i) leased by Seller, (ii) which is in the possession of Seller and owned by other persons or (iii) owned by Seller and is in the possession of other persons. All Equipment owned, leased or used by Seller in connection with the Business is fit for operation in the usual course of business as currently conducted, ordinary wear and tear excepted, and all such Equipment is located on premises owned by Seller or covered by valid leaseholds. Seller has or will on the Closing Date have the right and authority to transfer all Equipment to Buyer and, upon such transfer, Buyer will have good and valid title to such Equipment free and clear of all liens (including, without limitation, liens for taxes), claims and encumbrances. Except as set forth on Schedule 2.2, each lease or agreement pursuant to which Seller leases any Equipment for use in connection with the Business may be assigned to Buyer without any restriction or required consent or other approval.

                  (b) Seller does not own material quantities of any inventories of materials, spare parts, work-in-process or finished goods (whether located at or in transit to Seller) used in connection with the Business.

         4.11 Intellectual Property Rights.

                  (a) Seller owns, or is licensed or otherwise possesses legally sufficient rights to use, all patents, trademarks, trade names, service marks, copyrights, maskworks and any applications therefor, technology, know-how, video and audio compression algorithms, computer software programs or applications (in both source code and object code form) and tangible or intangible proprietary information or material that are used or proposed to be used in the Business of Seller as currently conducted. Schedule 2.1(a) lists all current patents, patent applications, registered and material unregistered copyrights, maskworks, trade names and any applications therefor owned or licensed by Seller (the "Intellectual Property"), and specifies the jurisdictions in which each such Intellectual Property has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners.
Schedule 2.1(b) includes and specifically identifies all material third-party patents, trademarks, copyrights (including software) and maskworks (the "Third Party Intellectual Property"), which are incorporated in, are, or form a part of, any Seller product, excluding any such intellectual property rights that are available on a commodity basis (such as "shrink wrap" licenses) and which are non-exclusive, terminable and available at a standard fee. Schedule 2.1(a) lists
(i) all material licenses, sublicenses and other agreements as to which Seller is a party and pursuant to which any person is authorized to use any of Seller's Intellectual Property, or any trade secret material to Seller or any of its subsidiaries; and (ii) all material licenses, sublicenses and other agreements as to which Seller is a party and pursuant to which Seller is authorized to use any Third Party Intellectual Property, or other trade secret of a third party in or as any product, and includes the identity of all parties thereto, a description of the nature and subject matter thereof and the term thereof.

                  (b) Seller is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any license, sublicense or agreement described in Schedule 2.1(a) or Schedule 2.1(b). No claims with respect to Seller's Intellectual Property, any trade secret material to Seller, or Third Party Intellectual Property to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property by or through Seller, are currently pending or to Seller's knowledge are threatened by any person, nor does Seller know of any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by Seller infringes on any copyright, maskwork, patent, trademark, service mark or trade secret; (ii) against the use by Seller of any trademarks, trade names, trade secrets, copyrights, maskworks, patents, technology, know-how, video and audio compression algorithms, or computer software programs and applications used in Seller's business as currently conducted; (iii) challenging the ownership, validity or effectiveness of any of the Seller's Intellectual Property or other trade secret material to the Seller; or (iv) challenging the Seller's license or legally enforceable right to use of the Third Party Intellectual Property. All material patents, registered trademarks, maskworks and copyrights held by the Seller are valid and subsisting. To Seller's knowledge, there is no material unauthorized use, infringement or misappropriation of any of the Seller's Intellectual Property by any third party, including any employee or former employee of the Seller or any of the its subsidiaries. Neither the Seller nor any of its subsidiaries (i) has been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim or infringement of trade secrets, any patents, trademarks, service marks, maskworks or copyrights and which has not been finally terminated prior to the date hereof or been informed or notified by any third party that the Seller may be engaged in such infringement or (ii) has knowledge of any infringement liability with respect to, or infringement by, the Seller or any of its subsidiaries of any trade secret, patent, trademark, service mark, maskwork or copyright of another. Seller has not taken any action to encourage adoption by any uniform standards board of any technology upon which Seller's Intellectual Property is based or with respect to any Third Party Intellectual Property which is incorporated in, are or form a part of any Seller product.

         4.12 Entire Business. Seller has the complete and unrestricted power and the unqualified right to sell, transfer, convey, assign and deliver the Purchased Assets to Buyer. The sale of the Purchased Assets by Seller to Buyer pursuant to this Agreement will effectively convey to Buyer the entire Business (other than the Excluded Assets and the Excluded Contracts). The assets, properties and rights which will be owned or possessed by Buyer as of the Closing will constitute all of the tangible and intangible property used by Seller (whether owned by it or by any of its affiliates) in connection with the conduct of the Business as heretofore conducted by Seller, except for the Excluded Assets.

         4.13 Contracts.

                  (a) Schedule 2.1(g) contains a complete and accurate list of all Contracts to which Seller is a party and which in any way relate to the operations or properties of the Business or which are or will be binding upon the Business or the Purchased Assets. Except for the Contracts listed on
Schedule 2.1(g) (true and complete copies of which agreements have been previously delivered to Buyer or, in the case of oral agreements, descriptions of which are set forth on Schedule 2.1(g)), there are no other Contracts to which Seller is party and which relate to the Business or to the Purchased Assets.

                  (b) Except as set forth in Schedule 2.1(g), Seller has in all material respects performed all obligations required to be performed by it under all Contracts listed on Schedule 2.1(g); neither Seller nor any other party to a Contract with Seller, is in material default under any such Contract; and no event exists which with the giving of notice or the passage of time, or both, would create such a default; and Seller does not know of any basis for any claim of any such default.

                  (c) Each of the Contracts listed on Schedule 2.1(g) has been lawfully entered into and is or will be valid and in full force and effect and is or will be enforceable in accordance with its terms for the period stated in such Contract. Except as set forth in Schedule 2.1(m) relating to the Excluded Contracts, there are no currently threatened cancellations of, nor are there any outstanding disputes under, any Contracts which could have a Material Adverse Effect.

                  (d) Except as set forth on Schedule 2.2, the consummation of the transactions contemplated by this Agreement does not require any consent under any Contract listed on Schedule 2.1(g) which will not have been obtained by the Closing Date (and copies of such consents will be given to Buyer on or prior to the Closing Date), and such consummation will not result in the termination of any right or privilege under any Contract listed on Schedule 2.1(g). Seller has not received notice that any party to any Contract listed on
Schedule 2.1(g) intends to cancel such Contract nor has any party given Seller notice of any alleged breach of any Contract or of its intent to take any legal action in order to enforce its rights thereunder. All liabilities and obligations of Seller which are due and payable or which are to be performed on or before the Closing Date under such Contracts have been, or will be on the Closing Date, duly paid in full or performed in all material respects except as set forth on Schedule 2.2.

                  (e) Except as set forth on Schedule 2.1(g), Seller does not have any Contract with any person (or group of affiliated persons) which accounted for more than five percent of Seller's gross revenues of the Business in any of the last two fiscal years.

                  (f) Except as set forth in Schedule 2.1(g), Seller is not a party to nor is Seller or the Business bound by, any noncompetition agreement or arrangement or any other agreement or arrangement restricting or prohibiting the way in which the business of the Business is operated.

                  (g) Schedule 2.1(g) contains a list of all noncompetition or similar agreements or arrangements which restrict any person or persons from competing with Seller or otherwise are for the benefit of Seller or the Business.

         4.14 Certain Transactions. Except as set forth on Schedule 4.14, since December 31, 1999, Seller has conducted the Business only in the ordinary course consistent with past practices and has not, in each case with respect to the business and operations of the Business, (a) paid, or made any accrual or arrangement for the payment of, bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;
(b) made any general wage or salary increases to its employees or increased or altered any other benefits or insurance provided to or maintained on behalf of any employee by it or declared or paid any bonus to any employee; (c) sold, assigned or transferred or agreed to sell, assign or transfer any of its assets, properties or rights; (d) granted any rights or licenses under any Intellectual Property or entered into any licensing or distributorship arrangements; (e) canceled or agreed to cancel any debts; (f) waived or agreed to waive any rights; (g) made or permitted any amendment or termination of any Contracts; (h) effected any change in the accounting methods and principles used in connection with its books, records and financial statements; (i) entered into any transaction other than in the ordinary course of business, except transactions expressly permitted by the terms of this Agreement; (j) suffered any event or condition of any character; (k) suffered any default under, or suffered any event which with notice or lapse of time or both would constitute a default under, any Contract, debt instrument or other agreement to which Seller is a party or by which it or any of the Purchased Assets is bound; (l) lost or terminated any employees; or (m) terminated (excluding a termination in accordance with its terms) or amended, or suffered a termination or amendment of, any Contract, agreement, lease or license, except, in all such cases (a) through (m) individually or in the aggregate, where such events or actions did not since such date have a Material Adverse Effect.


         4.15 Employees.

                   (a) Schedule 4.15 contains a list setting forth, (i) the name and current annual salary and other compensation payable by Seller to each manager, employee, officer, independent contractor, agent or consultant of Seller employed or engaged in connection with the Business (an "Employee"); (ii) the profit sharing, bonus or other form of additional compensation paid or payable by Seller to or for the benefit of each such person for the current fiscal year; and (iii) any and all loans outstanding from Seller to any Employee. There are no oral or written contracts, agreements or arrangements relating to compensation or performance awards or obligating Seller to increase the compensation or benefits presently being paid or hereafter payable to any of its employees or other persons. There is not due or owing, and there will not be due and owing at the Closing, to any of Seller's Employees, any sick pay, severance pay (whether arising out of the termination of an Employee of Seller prior to or subsequent to the Closing), compensable time or pay, including but not limited to, salary, commission and bonuses, personal time or pay or vacation time or vacation pay attributable to service rendered on or prior to the Closing Date, other than set forth on Schedule 4.15. There is not now, and there will not be as of the Closing Date, any liability of, or claims against, Seller (including, without limitation, workers' compensation claims and claims or suits for contribution to, or indemnification of, third parties, occupational health and safety, environmental, consumer protection or equal employment matters) for injury, sickness, disease, discrimination, death or termination of employment of any Employee or other employment matter (including, without limitation, any Employee or former Employee or any contractor or subcontractor of Seller or any agent or distributor of Seller), to the extent attributable to an event occurring or a state of facts existing prior to the Closing other than as set forth on Schedule 4.15; it being understood and agreed that Seller shall remain liable for, and indemnify and hold harmless Buyer and Probex against, any and all claims, liabilities, damages, losses, costs or expenses, of any nature whatsoever, incurred by Seller, or resulting from or relating to any Employees (whether hourly or salaried) of Seller, including, but not limited to, those set forth on Schedule 4.15.

                  (b) Seller is not a party to any collective bargaining agreements, written or oral, which cover any Employees of the Business. There have not been, and there are no, strikes, grievances, disputes or controversies pending or threatened between Seller and any of its Employees or any union or other organization claiming to represent such Employees' interests. There is no request for union representation pending and there is no present union organizing or election activities in progress or to Seller's knowledge threatened with respect to any Employees of Seller. There is no unfair labor practice complaint pending before the National Labor Relations Board or to Seller's knowledge threatened against or relating to Seller.

                  (c) The purchase of the Purchased Assets by Buyer hereunder will not subject Buyer or Probex to any absolute or contingent, direct or indirect liability to or claim by Seller's past, present or future Employees (except for obligations expressly assumed by Buyer hereunder with respect to the Buyer Employees).

         4.16 Employee Benefit Plans.

                  (a) Schedule 4.16 sets forth a true and complete list of each plan, program, policy, practice, contract, agreement or other arrangement providing for severance, termination pay, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, proposed or final, funded or unfunded and whether or not legally binding, including, without limitation, each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("Employee Plan") which is now or ever has been maintained, contributed to, or required to be contributed to, for the benefit of any current or former Employee, and each management, employment, severance or consulting agreement or contract between Seller and any Employee, including, without limitation, summaries of all oral employment or consulting or similar arrangements between Seller and any person which are not terminable without liability on thirty (30) days' or less prior notice (each, an "Employee Agreement"). Seller will provide to Buyer prior to the Closing true and complete copies of all documents, if any, embodying each Employee Plan and Employee Agreement, and all material communications, if any, to any Employee relating to each Employee Plan. Buyer shall have no liability with respect to any Employee Plan or Employee Agreement, except as expressly set forth herein.

                  (b) Except as set forth on Schedule 4.16, Seller does not maintain or contribute to any Employee Plan which provides, or has any liability to provide, life insurance, medical or other employee welfare benefits to any Employee upon his retirement or termination of employment, except as may be required by statute, and Seller has never promised, represented to, or contracted with (orally or in writing) any Employee (individually or as a group) that life insurance, medical or other employee welfare benefits would be provided upon their retirement or termination of employment, except to the extent required by statute.

                  (c) Except as set forth on Schedule 4.16, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or when taken together with any additional or subsequent events) constitute an event under any Employee Plan or Employee Agreement that will or may result in any payment, upon a change in control or otherwise, whether of severance, accrued vacation, or otherwise, acceleration, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any Employee.

                  (d) Seller (i) is in compliance with all applicable federal and state laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees, except where the failure to be in compliance would not, singularly or in the aggregate, have a Material Adverse Effect; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrearages of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) (other than routine payments not yet due which are to be made in the normal course of business and consistent with past practice and applicable laws) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, Social Security or other benefits for Employees, with the exception of back pay claims and back taxes which will be discharged by Seller immediately following Closing.

         4.17 Licenses and Permits. Seller has all licenses or permits required for the operation of the Business and the operation and use of the Purchased Assets as presently operated or used by it. All licenses and permits held by Seller and material to the Business are valid and in full force and effect and no proceedings which could result in the termination or impairment of any such license or permit are pending or to Seller's knowledge threatened. Schedule 2.1(l) sets forth a description of all such licenses or permits. Seller is not in violation of, nor has Seller received any notice of any violation of, nor does any state of facts exist which could lead to a penalty or termination of, any license or permit which might reasonably be expected to have a Material Adverse Effect.

         4.18 Insurance. Attached hereto as Schedule 4.18 is a true, correct and complete schedule which describes all insurance policies currently maintained by Seller in connection with the operation of the Business and the Purchased Assets transferred hereunder. All of said insurance policies which are now in effect shall continue to remain in full force and effect through the Closing Date in accordance with their respective terms.

         4.19 Taxes. Except as set forth in Schedule 4.19, Seller has timely and properly filed all federal, state, local and foreign tax returns and reports and forms which it is or has been required to file, either on its own behalf or on behalf of its employees or other persons or entities, including, but not limited to, income, profits, franchise, sales, use, occupation, property, excise, ad valorem and payroll (including employee taxes withheld) taxes ("Taxes"), all such returns, reports and forms being true and complete in all material respects, and has paid all taxes, including penalties and interest, if any, which have become due pursuant to such returns or reports or forms or pursuant to assessments received by Seller. No tax deficiencies have been determined nor proposed tax assessments charged against Seller and there exists no basis for any such deficiencies. No Internal Revenue Service or other governmental taxing authority audit of Seller is pending or to Seller's knowledge threatened, and the results of any completed audits are properly reflected in the Financial Statements. Seller has not granted any extension to any taxing authority of the limitation period during which any tax liability may be asserted.

         4.20 Environmental Matters. Seller is currently in compliance with and has not violated environmental laws applicable to the Business and/or the Purchased Assets and Seller has obtained all permits, licenses and other authorizations needed to operate the Purchased Assets in compliance with environmental laws and is unaware of any present requirements of any applicable environmental law which is due to be imposed upon it which will increase its cost of complying with environmental laws. All past on-site generation, treatment, storage and disposal of waste, if any (including hazardous waste), at the Business by Seller (or its predecessors at the Business), have been done in compliance with the currently applicable environmental laws, and all off-site treatment, storage and disposal of waste (including hazardous waste), if any, generated by Seller have been done in compliance with the currently applicable environmental laws. The term (a) "environmental laws" includes, but is not limited to, any federal, state or local law, statute, charter or ordinance, and any rule, regulation, binding interpretation, binding policy, permit, order, court order or consent decree issued pursuant to any of the foregoing, which pertains to, governs or otherwise regulates any of the following activities, including, without limitation, (i) the emission, discharge, release or spilling of any substance into the air, surface water, groundwater, soil or substrata; and (ii) the manufacturing, processing, sale, generation, treatment, storage, disposal, labeling or other management of any waste, hazardous substance or hazardous waste, and (b) "waste," "hazardous substance," and "hazardous waste" include any substance defined as such by any applicable environmental laws.

         4.21 Creditors. On or after the Closing Date, neither Buyer nor Probex shall be subject to any claim of a creditor of Seller, or to any obligation to pay, discharge or satisfy in any manner Seller's liabilities or other obligations as a result of the sale and transfer of the Purchased Assets to Buyer under this Agreement, other than liabilities assumed by Buyer pursuant to
Section 2.6.

         4.22 Compliance with Laws. Seller has complied in all material respects with all laws, statutes, rules, regulations, orders and standards of any federal, state and local agencies and authorities applicable to the Business and the Purchased Assets (including, but not limited to, those concerned with civil rights, labor and discrimination, safety and health, zoning and land use and the environment).

         4.23 Third Party Options. There are no existing contracts, options, commitments or rights with, to or in any third party to acquire the Purchased Assets or any interest therein or the Business (other than the Excluded Assets or Excluded Contracts).

         4.24 Transactions with Certain Persons. Except as provided in this Agreement, at and as a result of the Closing, neither Buyer nor Probex shall have any obligation or liability to any current or former member, manager or employee of Seller or any member of such person's immediate family or any entity in which such person has a direct or indirect ownership interest (other than ownership of less than five percent of the issued and outstanding stock of a corporation whose stock is publicly traded) (each, a "Related Party"), including, without limitation, any contract (a) providing for the furnishing of services by, (b) providing for the rental of real or personal property from, or
(c) otherwise requiring payment to any such Related Party.

         4.25 Accuracy of Information Furnished. All information furnished to Buyer and Probex by Seller or the Shareholders herein or in any exhibit or schedule hereto is true, correct and complete. Such information states all facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements are made, true, correct and complete.

         4.26 Product Warranties. There is no agreement or obligation to which Seller is a party, or any claim against or liability of Seller, on account of product warranties or with respect to the manufacture, sale or rental of defective products, and there is no basis for any such claim on account of defective products heretofore manufactured, sold or rented which is not fully covered by insurance. Neither Buyer nor Probex shall have any liability with respect to any claim against or liability of Seller on account of product warranties or with respect to the manufacture, sale or rental of defective products except as expressly set forth on Schedule 4.26 setting forth the specific amount of the claims or liability as to each such matter, and except as assumed by Buyer pursuant to Section 2.6.

         4.27 Questionable Payments. Neither Seller, nor any of Seller's current or former officers, directors, Shareholders, employees, agents, or representatives, have in connection with the business or operations of the Business (a) used any corporate funds for any contributions, gifts, entertainment or other expenses relating to political activity, or used any corporate funds to reimburse any person for any such payment in contravention of any laws, (b) used any corporate funds for any direct or indirect payments to any foreign or domestic government officials or employees, (c) violated any provision of the Foreign Corrupt Practices Act of 1977, (d) established or maintained any unrecorded fund of corporate monies or other assets, (e) made any false or fictitious entries on the books and records of Seller, (f) made any bribe, rebate, payoff, influence payment, kickback or other payment of any nature, or (g) made any favor or gift which is not deductible for federal income tax purposes.

         4.28 Burdensome Obligations. To Seller's knowledge, (a) Seller is not a party to or bound by any Contract which is so unusual or burdensome as in the foreseeable future could reasonably be expected to have a Material Adverse Effect and (b) Seller is not in violation of any law, ordinance, statute, code, rule, regulation, order or decree of the United States, any state, any county, any city, or any other political subdivision in which Seller operates (the "Legal Requirements") pertaining to occupational safety.

         4.29 Probex Stock. The Shareholders are acquiring the Probex Stock solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof, except as contemplated by this Agreement. The Shareholders acknowledge that the Probex Stock has not been registered under the Act or under the securities or "blue sky" laws of any state. The Shareholders acknowledge receipt of those items listed in Section
5.4. The Shareholders further acknowledge the following:

                  (a) that the Shareholders are financially able to bear the economic risks of acquiring the Probex Stock and have no need for liquidity in this investment;

                  (b) that the Shareholders have such knowledge and experience in financial and business matters in general and with respect to the business of a nature similar to Probex so as to be capable of evaluating the merits and risks of, and making an informed business decision with respect to, the acquisition of the Probex Stock;

                  (c) that the Shareholders (i) have received all the information he or she has deemed necessary to make an informed investment decision with respect to the acquisition of the Probex Stock; (ii) understands that Probex is subject to reporting requirements of the Securities

Exchange Act of 1934, as amended (the "Exchange Act"), and have had an opportunity to review all publicly available filings made by Probex with the Securities and Exchange Commission (the "SEC") pursuant to either the Act or the Exchange Act; (iii) have had the unrestricted opportunity to make such investigation as he or she has desired pertaining to Probex and the acquisition of an interest therein an to verify the information that is, and has been, available to him or it; and (iv) have had the opportunity to ask questions of Probex and representatives of Probex concerning Probex;

                  (d) that the Shareholders have not received any public solicitation or advertisement with respect to the Probex Stock;

                  (e) that the Probex Stock is subject to the provisions contained in Section 2.8 hereof;

                  (f) that if the Probex Stock or any portion thereof are subsequently transferred, the Shareholders agree to execute, deliver and file all such papers, documents and instruments as may be required by the SEC and any state securities commission to qualify the transfer for an exemption from registration under the Act, or any applicable state securities laws, respectively. The Shareholders agree to furnish Probex with a copy of all such papers, documents and instruments, and, in addition, will furnish Probex with any other information that Probex may reasonably require to ensure that no subsequent transfer or disposition of the Probex Stock is in violation of the Act or any applicable state securities laws;

                  (g) that he or she is aware that stop-transfer instructions shall be given to the transfer agent of the Probex Stock to prevent any unauthorized or illegal transfer or resale of the Probex Stock;

                  (h) that for purposes hereof, the term resale includes any transfer for value including the mortgage, pledge or hypothecation of such Probex Stock.; and

                  (i) that the Shareholders warrant that the information set forth in this Section 4.29 is true and correct, with the knowledge that the Buyer and Probex are relying on the accuracy of the information and truth of the representations contained herein. The Shareholders further agree to indemnify and hold harmless the Buyer and Probex from any and all liabilities, losses, costs, and expenses arising out of or related to the resale or other distribution by the Shareholders of all or any portion of the Shares in violation of the Act or of any applicable state securities laws as well as any and all liabilities, losses, costs and expenses to which the Buyer and/or Probex may be put or that the Buyer and/or Probex may incur by reason of or in connection with any misrepresentation made by the Shareholders, any breach of any of its warranties, or its failure to fulfill any of the covenants or agreements set forth herein. The representations and warranties contained herein shall be binding upon the heirs, legal representatives, successors and assigns of the Shareholders.

         4.30 Books of Accounts. The books of account of Seller have been kept accurately in the ordinary course of its business, the transactions entered therein represent bona fide transactions and the revenues, expenses, assets and liabilities of Seller have been properly recorded in such books.

         4.31 Consents. Except as set forth in Schedule 4.31, no authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of Seller.

         4.32 Year 2000. No technology owned, developed or licensed by Seller that has been actively used or marketed by Seller within the past two (2) years and, except as set forth in Schedule 4.32 with respect to third party technology, no technology used by Seller in connection with the Business (including, but not limited to, information systems and technology, commercial and noncommercial hardware and software, firmware, mechanical or electrical products, embedded systems, or any other electro-mechanical or processor-based system, whether as part of a desktop system, office system, building system or otherwise) (collectively, the "Technology"), has experienced any malfunctions, premature cancellation or expiration of contractual rights or deletion of data, or any other problems in connection with (i) the year 2000 (and all subsequent years) as distinguished from 1900 years, (ii) the date February 29, 2000, and all subsequent leap years, and (iii) the date September 9, 1999.


                                    ARTICLE V
               REPRESENTATIONS AND WARRANTIES OF BUYER AND PROBEX

         Buyer and Probex jointly and severally represent and warrant to Seller and the Shareholders as follows:

         5.1 Organization. Each of Buyer and Probex is a corporation duly and validly existing and in good standing under the laws of its state of incorporation and has full corporate power to enter into and perform its respective obligations under this Agreement and under any other agreements, documents and/or instruments to be executed and/or delivered by each pursuant to or in connection with this Agreement.

         5.2 Authorization; Enforceability. The execution, delivery and performance of this Agreement and of all of the agreements, documents and/or instruments to be executed and/or delivered by each of Buyer and Probex pursuant to or in connection with this Agreement have been duly authorized by all necessary corporate action of each. This Agreement is, and the other agreements, documents and instruments required hereby will be, when executed and delivered by the parties hereto, enforceable against each of Buyer and Probex in accordance with their respective terms.

         5.3 No Violation or Conflict. The execution, delivery, and performance of this Agreement by each of Buyer and Probex does not and will not violate or conflict with any Law, judgment, order, or decree binding on each of Buyer or Probex, or the Certificate of Incorporation or Bylaws of either or any contract or agreement to which either is a party or by which either is bound.

         5.4 Financial Condition. Probex has delivered to Seller and the Shareholders copies of Probex's Form 10-SB and its most recent report to the SEC on Form 10-QSB. None of such reports contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.


                                   ARTICLE VI
                         CERTAIN MATTERS PENDING CLOSING

         Seller and the Shareholders covenant to Buyer and Probex, and Buyer and Probex covenant to Seller, that from and after the Effective Time and until the Closing Date, without the other party's prior written consent:

         6.1 Carry on in Regular Course. Seller shall carry on the business of the Business in a reasonable and prudent manner and only in the regular course and substantially in the same manner as heretofore carried on and use its good faith and reasonable efforts to preserve the Business's properties and existing business organization and retain good relationships with employees, customers, suppliers and others with whom it maintains a business relationship. Seller shall conduct its business in compliance with all applicable laws. Seller shall not engage in any extraordinary transactions without Buyer's or Probex's prior written consent, including (a) disposing of any assets of Seller, except in the ordinary course of business and (b) causing assets of Seller to be distributed to any of its shareholders.

         6.2 Employee Compensation. Seller shall not increase the rate of pay for any employee of the Business except pursuant to a regularly scheduled time schedule for increases and no bonus, profit sharing, retirement, insurance, death, fringe benefit or other extraordinary or indirect compensation shall accrue, be set aside or be paid to, for or on behalf of any officers or employees of the Business other than as required by presently existing pension, profit sharing, bonus and similar benefit plans as presently constituted, and no agreement or plan other than those now in effect shall be adopted or committed for, except in amounts approved in writing by Buyer or Probex. Seller shall not increase, terminate, amend or otherwise modify any plan for the benefit of any employee without Buyer's or Probex's prior written consent.

         6.3 Hiring Employees. Prior to and at the Closing, Seller will cooperate with all reasonable requests made by Buyer for the purpose of allowing Buyer to hire those employees of Seller, as contemplated by Article X, such employment to be effective as of the Closing Date.

         6.4 Access. Upon reasonable notice, Buyer, Probex and their authorized agents, officers and representatives shall have complete access to the facilities, properties, books, records, contracts, information and documents of Seller as they relate to the Business to conduct such examinations and investigations of Seller as they deem necessary. Seller and its directors, officers, shareholders, employees, accountants and other agents and representatives shall cooperate fully with Buyer, Probex and their authorized agents, officers and representatives in connection with Buyer's and Probex's due diligence investigation of Seller and Seller's assets, contracts, liabilities, operations and other aspects of its Business.

         6.5 Cooperation. As soon as practical after the date hereof, if they have not previously done so, Buyer, Probex and Seller shall promptly and properly prepare and file all filings required by all Laws relating to the transactions contemplated hereby, and shall cooperate in all respects in connection with the giving of any notices to any governmental authority or securing the permission, approval, determination, consent or waiver of any governmental authority required by Law in connection with the consummation of this Agreement.

         6.6 Confidentiality. Each party recognizes that it will receive confidential information regarding the other party during the course of the negotiations contemplated by this Agreement. Accordingly, each of Probex and Buyer, on the one hand, and Seller, on the other hand, agree to use its best efforts to prevent the unauthorized disclosure of any confidential information concerning the other party that has been disclosed previously or is disclosed during the course of the negotiations and investigations contemplated by this Agreement. The obligations of this paragraph do not apply to information that:
(a) is or becomes part of the public domain (other than through breach of this Agreement or any other agreement between the parties relating to confidentiality), (b) is received by the receiving party from a third party without breach of a nondisclosure obligation of the third party, or (c) is independently developed.

         6.7 Publicity. All notices, releases, statements and communications to employees, suppliers, distributors and customers and any person other than their respective officers, directors, stockholders, representatives or agents of Seller and Buyer and to the general public and the press relating to the transactions contemplated by this Agreement shall be made only at such times and in such manner as may be mutually agreed upon in writing by Seller and Buyer; provided, however, that any party shall be entitled to make a public announcement or statement or other public disclosure relating to the transactions contemplated hereby if, in the opinion of its legal counsel, such announcement or statement or other public disclosure is required to comply with any Law (including, without limitation, federal securities laws) or any subpoena or other process; provided, further, however, that such party gives prior written notice of its intention to make such disclosure, the content of such disclosure and the provision of Law, subpoena or process requiring such disclosure and further, provided, Probex shall be permitted to file this Agreement and to describe the transactions contemplated hereby in a Current Report on Form 8-K or a Quarterly Report on Form 10-QSB filed under the Exchange Act.

         6.8 Material Adverse Effect. Prior to the Closing, Seller shall promptly inform Buyer and Probex in writing of the occurrence of any event or set of facts or circumstances of which it has or obtains knowledge that have resulted in, or with the passage of time could be expected to result in, a Material Adverse Effect or any event that renders the representations and warranties made in Article IV to be inaccurate, or any failure of Seller to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by any of them under this Agreement. Any such disclosure shall not be deemed a waiver by Buyer or Probex of any representation, warranty, covenant or agreement of Seller contained in this Agreement.

         6.9 Approvals of Governmental Authorities and Third Parties. As soon as practicable after the execution of this Agreement, but in any event prior to the Closing Date, Seller, Probex and Buyer will secure all necessary approvals and consents of all governmental authorities and other third parties required on the part of Seller, Probex and Buyer for the consummation of the transactions contemplated by this Agreement.

         6.10 Contracts. Prior to Closing, except with Buyer's or Probex's prior written consent, (a) other than in the ordinary course of the business and operations of the Business and in a manner consistent with past business practices of the Business, Seller will not assume or enter into any contract, lease, license, obligation, indebtedness, commitment, purchase or sale relating to the business or operations of the Business involving more than $10,000 each, and (b) except as expressly contemplated hereby, Seller will not modify, amend or waive any provisions of any Contract in a manner that would adversely affect Buyer's ownership or operation of the Purchased Assets or the Business after the Closing Date, or terminate any Contract listed on Schedule 2.1(g).

         6.11 Capital Assets. Prior to Closing, except with Buyer's or Probex's prior written consent, Seller will not acquire or dispose of any capital asset (other than Excluded Assets) relating to or used or to be used in the business or operations of the Business having an initial cost of $10,000 or more.

         6.12 Mortgages; Liens. Prior to Closing, except with Buyer's or Probex's prior written consent, Seller will not enter into or assume any mortgage, pledge, conditional sale or other title retention agreement, or permit any lien, encumbrance or claim of any kind to attach to any of its assets, whether now owned or hereafter acquired, relating to or used or to be used in the business or operations of the Business.

         6.13 No Solicitation. From the date hereof through the later of (a) the date specified in Section 12.1(d); or (b) the Closing Date, or the earlier termination of this Agreement, Seller shall not and Seller will cause each of its officers, directors and shareholders and its legal and financial advisors and affiliates not to, directly or indirectly, make, solicit, encourage, initiate or enter into any agreement or agreement in principle, or announce any intention to do any of the foregoing, with respect to any offer or proposal to acquire all or part of the business or properties of the Business or the Purchased Assets (excluding the Excluded Assets) (whether through direct purchase, merger, consolidation, or other business combination, an "Alternative Transaction"). Seller shall not, and Seller will cause each of its officers, directors and shareholders and its legal and financial advisors and affiliates not to, directly or indirectly, participate in any negotiations or discussions regarding, or furnish any information (including, but not limited to, confidential or financial information) with respect to, or otherwise cooperate in any way in connection with, or assist or participate in, facilitate or encourage or respond to, any effort or attempt to effect or seek to effect an Alternative Transaction with or involving any corporation, partnership, person or other entity or group other than Buyer and Probex, their employees, directors, representatives and agents concerning the sale of Seller or any merger, combination sales of assets, or similar transactions which would involve the assets and Business of Seller. Seller shall promptly communicate to Buyer and Probex the terms of any proposal it may receive in respect of an

Alternative Transaction and the identity of such other party and the nature of such proposal, offer or invitation.

         6.14 Information for Tax Returns. Seller shall cooperate with Buyer and Probex after the Closing Date by providing Buyer and Probex, without any additional consideration but at the expense of Buyer and Probex, promptly upon request, such records and other information regarding the Purchased Assets and/or the Business as may reasonably be requested from time to time by Buyer and Probex in connection with the preparation or audit of its federal, state and local income and other tax returns, and audits, disputes, refund claims or litigation relating thereto. In such connection, Seller will afford Buyer's and Probex's independent tax advisors, and such other persons as may be mutually agreed upon, access to Seller's books and records or relating to the Purchased Assets; provided, however, that Buyer and Probex shall cause its independent tax advisors and such other persons to hold in strict confidence all such information (except as required to be disclosed in connection with such tax returns and audits, disputes, refund claims and litigation relating thereto).

         6.15 Supplements to Disclosure Schedules. From time to time prior to the Closing Date, Seller shall promptly provide to Buyer and Probex proposed supplements or amendments to the schedules to this Agreement with respect to any matter arising or changing which, if existing or occurring as of the date of this Agreement, would have been required to be set forth or described in such schedules; provided, however, any such proposed supplements or amendments to the schedules to this Agreement shall not become part of this Agreement unless and until Buyer and Probex shall execute an instrument evidencing their agreement thereto, and such proposals shall not be deemed a waiver by Buyer or Probex of any representation or warranty of Seller contained in this Agreement other than as agreed upon in such instrument.


                                   ARTICLE VII
             CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER AND PROBEX

         Each and every obligation of Buyer and Probex to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following express conditions precedent:

         7.1 Compliance with Agreement. Seller and the Shareholders shall have performed and complied in all material respects with all of its obligations, covenants and agreements under this Agreement which are to be performed or complied with by it prior to the Closing.

         7.2 No Litigation.

                  (a) No third-party investigation, suit, action, or other proceeding that questions the validity or legality of the transactions contemplated hereby or that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby shall be pending before any court or governmental agency or threatened.

                  (b) There shall not be in effect any order, decree or injunction (whether preliminary, final or appealable) of a federal or state court of competent jurisdiction which (i) prohibits consummation of this Agreement or the transactions contemplated hereby, (ii) requires Buyer or Probex to hold separate or dispose of any of the Purchased Assets or (iii) could have a Material Adverse Effect or materially impairs the ability of Buyer or Probex to perform their obligations hereunder.

         7.3 Representations and Warranties. The representations and warranties made by Seller and the Shareholders in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and as of the Closing Date with the same force and effect as though said representations and warranties had been made on the Closing Date.

         7.4 Material Adverse Effect. Between the date hereof and the Closing Date, no event shall have occurred or set of facts or circumstances arisen which has resulted in, or with the passage of time could be expected to result in, a Material Adverse Effect.

         7.5 Deliveries at Closing. Seller and the Shareholders shall have delivered to Buyer and/or Probex, as appropriate, the documents and items specified in Section 3.2.

         7.6 Petroleum Products, Inc. Asset Purchase Agreement. The closing of the Asset Purchase Agreement by and between Petroleum Products, Inc. and Buyer (the "PPI Agreement") shall occur simultaneously with the closing under this Agreement.

                                  ARTICLE VIII
                       CONDITIONS PRECEDENT TO OBLIGATIONS
                         OF SELLER AND THE SHAREHOLDERS

         Each and every obligation of Seller and the Shareholders to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following express conditions precedent:

         8.1 Compliance with Agreement. Buyer and Probex shall have performed and complied in all material respects with all of their obligations, covenants and agreements under this Agreement which are to be performed or complied with by either of them prior to or on the Closing Date.

         8.2 No Litigation.

                  (a) No third-party investigation, suit, action, or other proceeding that questions the validity or legality of the transactions contemplated hereby or that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby shall be pending before any court or governmental agency or threatened.

                  (b) There shall not be in effect any order, decree or injunction (whether preliminary, final or appealable) of a federal or state court of competent jurisdiction which prohibits consummation of this Agreement or the transactions contemplated hereby.

         8.3 Representations and Warranties. The representations and warranties made by Buyer and Probex in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date.

         8.4 Deliveries at Closing. Buyer and/or Probex shall have joined in and shall have delivered to Seller and the Shareholders, as applicable, the documents and items specified in Section 3.3.


                                   ARTICLE IX
                          SURVIVAL AND INDEMNIFICATION

         9.1 Survival of Representations, Warranties and Covenants. The representations and warranties contained herein, other than the representations and warranties contained in Section 4.19, shall survive the Closing for a period of two (2) years. The representations and warranties contained in Section 4.19 shall survive the Closing until the expiration of the applicable statute of limitations period specified pursuant to applicable Law. The covenants contained in Section 10.3 and 10.4 shall survive for the respective terms of the Employment Agreements and the Non-Compete Agreements. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by a party in whose favor such representations and warranties have been made to the party that made such representations and warranties, the relevant representations and warranties shall survive as to such claim until the claim has been finally resolved.

         9.2 Indemnification by Seller and the Shareholders.

                  (a) Seller and the Shareholders shall indemnify and hold harmless Buyer and Probex and each director, officer, employee, agent and affiliate of Buyer and Probex (each, a "Buyer Indemnified Party"), from and against, and agree promptly to defend each Buyer Indemnified Party from and reimburse each Buyer Indemnified Party for, any and all actions, suits, proceedings (including any investigations or inquiries), losses, damages, costs, expenses, liabilities, obligations and claims of any kind or nature whatsoever which may be incurred by or asserted against or involve a Buyer Indemnified Party, whether or not disclosed, including, without limitation, reasonable attorneys' fees and other legal costs and expenses ("Buyer's Losses"), arising out of or in any way relating to:

                           (i) any breach by Seller or the Shareholders of any
representation or warranty set forth in this Agreement or in any document delivered hereunder;

                           (ii) any Excluded Obligations; or

                           (iii) any failure by Seller or the Shareholders to
carry out, perform, satisfy and discharge any covenants, agreements, undertakings, liabilities or obligations to be performed by any of them pursuant to the terms of this Agreement or any of the documents delivered by them pursuant to this Agreement.

         Notwithstanding any other provision of this Section 9.2, Seller and the Shareholders shall not have any liability to Probex or Buyer for a breach of any representation, warranty or covenant (other than with respect to Excluded Obligations and the matters contained in Sections 4.16 and 4.19) unless and until the aggregate Buyer's Losses incurred by Seller for all breaches of such provisions total more than $15,000 (the "Seller's Floor"), and in the event that the Buyer's Losses exceed the Seller's Floor, Seller shall be liable to Buyer and Probex for the entirety of the amount of the Buyer's Losses.

         Furthermore, Seller and the Shareholders acknowledge that the covenants set forth in Section 10.3 and 10.4 are essential and fundamental to Buyer's acquisition of the Purchased Assets hereunder. If Seller and the Shareholders shall breach the covenants set forth in such sections, the parties acknowledge that the minimum amount of Buyer's Loss shall be an amount equal to the Probex Stock. Nothing herein shall be construed as limiting the amount of Buyer's Loss in the event of such a breach, or limiting any other remedies available to the Buyer at law or in equity.

                  (b) In the event a claim against a Buyer Indemnified Party arises to which the indemnity of Section 9.2(a) of this Agreement is applicable, notice shall be given promptly by the Buyer Indemnified Party to Seller and the Shareholders and Seller and the Shareholders shall have the right to control all settlements (unless the Buyer Indemnified Party agrees to assume the cost of settlement) and to select lead counsel to defend any and all such claims at the sole cost and expense of Seller and the Shareholders. The Buyer Indemnified Party may select counsel to participate in any such defense at the sole cost and expense of the Buyer Indemnified Party. In connection with any such claim, action or proceeding, the parties shall cooperate with each other and provide each with access to relevant books and records in their possession, as well as necessary employees or other agents.

                  (c) Except with respect to indemnification obligations of Seller and Shareholders relating to Taxes, the obligations of Seller and the Shareholders to indemnify Buyer and/or Probex pursuant to the terms of this Agreement shall be recoverable solely by the set-off of amounts due to Seller and Shareholders from the Probex Stock. Indemnification obligations of Seller and Shareholders relating to Taxes shall be payable first from the Probex Stock and then by Seller and the Shareholders. To the extent any amounts due hereunder shall be recoverable from the Probex Stock, such amount shall be recovered as follows: the amount of the indemnification obligation or set-off shall be determined and applied to the then unvested shares of Probex Stock held by all Shareholders, on a pro rata basis. The number of shares subject to any such forfeiture shall be calculated using the Probex Share Price. The number of shares so determined shall be cancelled (utilizing shares in the chronological order of vesting) and shall be deemed no longer outstanding for any purpose. Shareholders shall surrender their certificates for such Probex Stock, and Probex shall cancel such certificates. To the extent the certificates represent a greater number of shares of Probex Stock than the number of shares forfeited, Probex shall issue a replacement certificate for the balance of such shares.

         9.3 Indemnification by Buyer and Probex.

                  (a) Buyer and Probex hereby jointly and severally agree agrees to indemnify and hold harmless Seller, the Shareholders and each officer, director, employee, agent and affiliate of Seller (each, a "Seller Indemnified Party") from and against, and agrees promptly to defend each Seller Indemnified Party from and reimburse each Seller Indemnified Party for any and all actions, suits, proceedings (including any investigation or inquiries), losses, damages, costs, expenses, liabilities, obligations, and claims of any kind or nature whatsoever, which may be incurred by or asserted against or involve a Seller Indemnified Party, including, without limitation, reasonable attorneys' fees and other legal costs and expenses ("Seller's Losses") arising out of or in any way relating to:

                           (i) any breach by Buyer or Probex of Buyer's and
Probex's representations or warranties set forth in this Agreement; or

                           (ii) any failure by Buyer or Probex to carry out,
perform, satisfy and discharge any covenants, agreements, undertakings, liabilities or obligations to be performed by them pursuant to the terms of this Agreement or any of the documents delivered by Buyer or Probex pursuant to this Agreement.

                  (b) In the event a claim against a Seller Indemnified Party arises to which the indemnity of Section 9.3(a) of this Agreement is applicable, notice shall be given promptly by Seller to Buyer and Probex, and Buyer and Probex shall have the right to control all settlements (unless the Seller Indemnified Party agrees to assume the cost of settlement) and to select lead counsel to defend any and all such claims at the sole cost and expense of Buyer and Probex. The Seller Indemnified Party may select counsel to participate in any such defense at the sole cost and expense of the Seller Indemnified Party. In connection with any such claim, action or proceeding, the parties shall cooperate with each other and provide each other with access to relevant books and records in their possession.


                                    ARTICLE X
                                    PERSONNEL

         10.1 Buyer Employees. Buyer shall make offers of employment to Seller's employees of the Business listed on Schedule 10.1 immediately following the Closing (the "Buyer Employees"). Immediately prior to Closing, Seller shall terminate the employment of all of the Buyer Employees as of the Closing Date and Seller shall pay all obligations with respect to such Buyer Employees and fulfill all obligations and applicable employee benefit plans (including severance, wages, commissions, accrued vacation and other benefits) in respect of periods prior to the Closing.

         10.2 Terms of Employment. Buyer's employment of Buyer Employees shall be on terms and conditions as Buyer and Buyer Employees shall find mutually acceptable (and may include the requirement by the Buyer Employees to complete applications and customary nondisclosure or noncompetition agreements), and all Buyer Employees shall be eligible to participate in the employee benefit plans of Buyer (or Probex as applicable) to the extent similarly situated employees of Buyer are eligible to participate in such plans. To the extent permitted by applicable Law, the Buyer Employees shall be given credit for previous employment with the Seller for purposes of determining eligibility (but not compensation levels) under such plans. Notwithstanding the foregoing, Buyer and Probex shall have no obligation to provide to Buyer Employees any term, condition or benefit of employment that is the same as or similar to those provided by Seller to Buyer Employees prior to the Closing, including, but not limited, to those relating to commissions, bonus, profit sharing or other additional compensation, sick pay, severance pay, personal time or pay or pensions; provided, however, that Buyer shall continue in force the life insurance policies with respect to two (2) Employees as identified on Schedule 10.1, or otherwise shall compensate such Employee for the value of such life insurance policies. Seller shall indemnify, defend and hold harmless Buyer and Probex from and against any liability or obligation to Buyer Employees or any other employees of Seller, other than the obligations specifically undertaken by Buyer as set forth above. No provision of this Agreement shall create any third party beneficiary rights in any Buyer Employees or any beneficiary or dependent thereof with respect to the compensation, terms and conditions of employment and benefits that may be provided to any Buyer Employee.

         10.3 Employment Agreements. On the Closing Date, Seller and the Shareholders shall cause the Key Employees to enter into employment agreements substantially in the form attached hereto as Exhibit E (the "Employment Agreements"), with Buyer and/or Probex. From and after the Closing Date, Seller and the Shareholders shall cause the Key Employees to comply in all material respects with the terms of the Employment Agreements during the terms thereof.

         10.4 Non-Compete Agreements. On the Closing Date, Shareholders shall enter into and shall cause the Key Employees to enter into the Non-Compete Agreements with Buyer and/or Probex. From and after the Closing Date, Seller and the Shareholders shall cause the Key Employees to comply in all material respects with the terms of the Non-Compete Agreements during the terms thereof.

         10.5 WARN. Seller shall comply in all respects with the notice and other requirements of the Worker Adjustment Retraining and Notification Act, 19 U.S.C. Section 2101 et seq., and similar applicable state statutes. Neither Buyer nor Probex shall not have any liability with respect to any employee of Seller arising out of such statutes.

         10.6 Payroll Tax. Buyer, Probex and Seller agree to follow the Standard Procedure specified in Rev. Proc. 84-77, 1984-2 C.B. 753, whereby, among other things, each will be responsible for the reporting duties with respect to its own payments of wages and compensation to employees in connection with the operation of the Purchased Assets. In addition, Seller agrees to provide to Buyer all information reasonably requested by Buyer necessary for Buyer and Buyer Employees to receive credit for payroll tax items already paid by Seller or Buyer Employees for any periods prior to the Closing Date.


                                   ARTICLE XI
                              ADDITIONAL COVENANTS

         11.1 Taxes and Fees. Buyer shall pay all applicable sales, transfer, documentary, use and filing fees and taxes that may become due or payable as a result of the sale, conveyance, assignment, transfer or delivery of any of the Purchased Assets. To the extent any Taxes are assessed or levied against Buyer or Probex relating to the Business prior to the Effective Time, Buyer shall have the option to pay such Taxes on Seller's behalf, provided the amount of such Taxes shall be deemed a "Buyer's Loss" hereunder and shall reduce the amount of the Seller's Floor on a dollar-for-dollar basis.

         11.2 Brokers. Except as set forth on Schedule 11.2, Seller, the Shareholders, Probex and Buyer represent to each other that the transactions contemplated by this Agreement have been negotiated directly between them and their respective counsels, without intervention of any person as a result of any action by them in such a manner as to give rise to a valid claim against any of them for a brokerage commission, finder's fee, counseling or advisory fee, or like payment and each agrees to indemnify the opposite party against any such liability arising from or through it.

         11.3 Books and Records; Personnel. Buyer and Seller shall make available to each other for reasonable periods of time Buyer's or Seller's personnel to assist Seller or Buyer in locating and obtaining records and files maintained by Buyer or Seller and any of Buyer's or Seller's personnel whose assistance or participation is reasonably required by Seller or Buyer, in anticipation of, preparation for, or the conduct of any existing or future litigation, tax returns or other matters, in which Seller or Buyer is involved.

         11.4 Temporary Advance. Commencing at the Effective Time and for a period of thirty (30) days thereafter, Shareholders shall loan to Buyer such funds, up to a maximum of One Hundred Thousand Dollars ($100,000.00), as may be required by Buyer to operate the Business in its ordinary course. Such funds shall be advanced within five (5) days after a written request from an officer of Buyer. Any funds so advanced shall bear interest at the annual rate of eight percent (8%), shall be due and payable, together with accrued interest thereon, on or before September 1, 2000, and be evidenced by a promissory note.


                                   ARTICLE XII
                                   TERMINATION

         12.1 Termination. Time is of the essence of this Agreement. This Agreement may be terminated and the transactions contemplated hereby may be abandoned as follows:

                  (a) at any time prior to the Closing by mutual written agreement of Seller, Buyer and Probex; or

                  (b) by Buyer and Probex if there has been a material breach of the representations and warranties of Seller contained herein or if Seller shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement; or

                  (c) by Seller if there has been a material breach of the representations and warranties of Buyer and Probex contained herein or if Buyer or Probex shall have failed to comply in any material respects with any of their covenants or agreements contained in this Agreement; or

                  (d) by Seller or by Buyer on or after the later of (i) June 15, 2000, and (ii) two weeks after the receipt by Buyer or Probex of audited financial statements for the four and twelve months ended April 30, 2000, prepared by Ernst & Young LLP, if by that date the Closing has not taken place (provided, however, no party shall be entitled to terminate this Agreement pursuant to this clause (d) if such party is in breach of this Agreement at such time); or


                [Remainder of this page left blank intentionally]

                  (e) by any party if any court of competent jurisdiction in the United States or other governmental body of the United States shall have issued an order, decree or ruling restraining, enjoining or otherwise prohibiting the purchase and sale of the Purchased Assets contemplated by this Agreement.


         12.2 Rights on Termination; Waiver. If this Agreement is terminated pursuant to Section 12.1, all further obligations of the parties under or pursuant to this Agreement shall terminate without further liability of either party to the other, except for the obligations under Section 13.2; provided, however, that termination pursuant to clauses (b) or (c) of Section 12.1 shall not relieve any defaulting or breaching party from liability to the other party. Upon any termination of this Agreement, each party will return all documents, work papers and other material (including all copies) of the other party relating to the transactions contemplated by this Agreement.


                                  ARTICLE XIII
                                  MISCELLANEOUS

         13.1 Entire Agreement; Amendment. This Agreement and the documents referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations, and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein. This Agreement may only be amended or modified by an instrument in writing executed by Seller, the Shareholders, Buyer and Probex. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         13.2 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, each of the parties shall pay the fees and expenses of their respective counsel, accountants and other experts incident to the negotiation and preparation of this Agreement, the filing of any reports or notifications required of that party by Law and the consummation of the transactions contemplated by this Agreement.

         13.3 Governing Law. This Agreement shall be construed and interpreted according the laws of the State of Texas, without regard to the conflicts of laws provisions thereof.

         13.4 Submission to Jurisdiction; Service of Process. (a) Any legal action or proceeding with respect to this Agreement or any document related thereto may be brought in the courts of the State of Texas, Dallas County, or of the United States of America for the Northern District of Texas, and, by execution and delivery of this Agreement, each of the Seller and the Shareholders hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of aforesaid courts. The parties hereto hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions;

                  (b) the Seller and the Shareholders irrevocably consent to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Seller or the Shareholders at their addresses provided herein; and

                  (c) nothing contained in this Section 13.4 shall affect the right of Buyer and/or Probex to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Seller or the Shareholders in any other jurisdiction.

         13.5 Assignment. Neither party may assign any of its rights or delegate any of its duties under this Agreement; provided, however, that Buyer may transfer all of its rights and obligations hereunder to another wholly-owned direct or indirect subsidiary of Probex.

         13.6 Notices. All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earlier of the time when actually delivered to an officer of the party to which notice is to be given or when sent by facsimile transmission, overnight courier service or by certified or registered first-class mail, postage prepaid, return receipt requested, addressed as follows, unless and until any party notifies the others in accordance with this Section 13.6 of a change of address:

                                    If to Buyer or Probex:

                                    Probex Corp.
                                    1467 LeMay, Suite 111
                                    Carrollton, Texas 75007
                                    Attention:  Bruce A. Hall
                                    Facsimile: (972) 466-1556

                                    With a copy to:

                                    Jenkens & Gilchrist,
                                    a Professional Corporation
                                    1445 Ross Avenue, Suite 3200
                                    Dallas, Texas  75202
                                    Attention: Robert W. Dockery
                                    Facsimile:  (214) 855-4300

                                    If to Seller:

                                    Intercoastal Trading Company, Inc.
                                    4608 Central College Road
                                    Westerville, Ohio 43081
                                    Attention:  William Snedegar
                                    Facsimile:  (614) 855-7407

                                    With a copy to:

                                    Thomas E. Baxter
                                    150 W. Wilson Bridge Road
                                    Suite 101
                                    Worthington, Ohio 43085
                                    Facsimile:  (614) 431-8120

         13.7 Counterparts; Headings. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute one and the same Agreement. The Table of Contents and Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part of this Agreement.

         13.8 Interpretation. Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular, and all words in any gender shall extend to and include all genders.

         13.9 Severability. If any provision, clause, or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause, or part under other circumstances, shall not be affected thereby.

         13.10 No Reliance. Neither Buyer, Probex nor Seller assume any liability to any person not a party to this Agreement because of any reliance on the representations, warranties, and agreements of Buyer, Probex or Seller contained herein.

         13.11 Specific Performance. Seller acknowledges that a refusal by Seller to consummate the transactions contemplated hereby, or a breach by Seller of the provisions of this Agreement, will cause irrevocable harm to Buyer and Probex, for which there may be no adequate remedy at law and for which the ascertainment of damages would be difficult. Therefore, Buyer and Probex shall be entitled, in addition to, and without having to prove the inadequacy of, other remedies at law, to specific performance of this Agreement, as well as injunctive relief (without being required to post bond or other security).

         13.12 Further Assurances. Upon and subject to the conditions contained herein, each of the parties hereto agrees, both before and after the Closing,
(a) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this

Agreement, (b) to execute any documents, instruments or conveyances of every kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereby, and (c) to cooperate with each other in connection with the foregoing, including using their reasonable efforts (i) to obtain all consents from other parties required to permit consummation of the transactions contemplated hereby; provided, however, that neither Probex nor Buyer shall be required to make any payments, commence litigation or agree to any modification of the terms thereof in order to obtain such consents, (ii) to obtain all necessary consents as are required to be obtained under any Law to permit consummation of the transactions contemplated hereby, (iii) to defend all litigation challenging this Agreement or other consummation of the transaction contemplated hereby, (iv) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (v) to effect all necessary registrations and filings and (vi) to fulfill all conditions to this Agreement.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                    PROBEX FLUIDS RECOVERY, INC.,
                                     a Delaware corporation


                                    By: /s/ BRUCE HALL
                                        ----------------------------------------
                                    Name: Bruce Hall
                                          --------------------------------------
                                    Title: Director
                                           -------------------------------------


                                    PROBEX CORP., a Colorado corporation


                                    By: /s/ BRUCE HALL
                                        ----------------------------------------
                                    Name: Bruce Hall
                                          --------------------------------------
                                    Title: Chief Financial Officer
                                           -------------------------------------


                                    INTERCOASTAL TRADING COMPANY, INC.,
                                    an Ohio corporation


                                    By: /s/ WILLIAM R. MILLS
                                        ----------------------------------------
                                    Name: William R. Mills
                                          --------------------------------------
                                    Title: President
                                           -------------------------------------


                                    SHAREHOLDERS:


                                    /s/ WILLIAM SNEDEGAR
                                    --------------------------------------------
                                    William Snedegar


                                    /s/ KEITH MILLS
                                    --------------------------------------------
                                    Keith Mills